SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20005


                          FORM 8-K

                       CURRENT REPORT


             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934


              Date of Report - January 6, 2000
              (Date of earliest event reported)


                      Questar Gas Company
     (Exact name of registrant as specified in charter)


     STATE OF UTAH             1-935            87-0407509
(State or other juris-      (Commission      (I.R.S. Employer
diction of incorporation     File No.)      Identification No.)
  or organization)



180 East 100 South Street, P.O. Box 45360, Salt Lake City, Utah  84145-0360
          (Address of principal executive offices)


Registrant's telephone number, including area code (801) 324-5555

FORM 8-K
CURRENT REPORT

Item 5.  Other Events.

      The Public Service Commission of Utah (the PSCU) has approved a request filed by Questar Gas Company (Questar Gas or the Company) for interim rate relief effective January 1, 2000. The interim relief, which will be collected subject to refund, amounts to $7.065 million. The request for interim rate relief was included as part of the general rate case application that the Company filed on December 17, 1999, requesting a total rate increase of $22.5 million and a return on equity of 12 percent. Under Utah law, the PSCU has 240 days from the filing date in which to consider Questar Gas's general rate case application and issue an order concerning it.

      The interim relief was granted after public hearings and was supported by the Division of Public Utilities, a state agency. The PSCU has not taken any action on the Company's request for rehearing of its earlier decision to deny pass-through coverage for the costs incurred to deal with a Btu adjustment problem by processing gas volumes through a CO2 plant. See the Company's Current Report on Form 8-K dated December 7, 1999.

Item 7.  Financial Statements and Exhibits.

      (c)  Exhibits

      Exhibit No.   Exhibit

          99.1      Press release issued on January 7, 2000.


SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              QUESTAR GAS COMPANY
                                  (Registrant)



January 7, 2000               By   /s/D. N. Rose
      Date                         D. N. Rose
                                   President and Chief
                                   Executive Officer